Exhibit 99.1

     Dolby Laboratories Reports FY 2006 Fourth Quarter and Year-End Results

               Fiscal 2006 Revenue Grows 19 Percent Year-Over-Year

     SAN FRANCISCO--(BUSINESS WIRE)--Nov. 9, 2006--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the fourth quarter and fiscal year ended September 29, 2006.

     For the fourth quarter, Dolby reported total revenue of $102.1 million, compared to $78.9 million for the fourth quarter of fiscal 2005, an increase of 29 percent. Fourth quarter net income was $25.2 million, or $0.22 per diluted share, compared to $16.8 million, or $0.15 per diluted share, for the fourth quarter of fiscal 2005.

     For fiscal year 2006, Dolby reported total revenue of $391.5 million, compared to $328.0 million for fiscal year 2005. Net income for fiscal year 2006 was $89.5 million, or $0.80 per diluted share, compared to $52.3 million, or $0.50 per diluted share, for fiscal year 2005.

     Net income for the fourth quarter of fiscal 2006 reflected stock-based compensation expense of $4.2 million compared to $2.7 million for the fourth quarter of fiscal 2005. Net income for fiscal 2006 reflected $19.1 million of stock-based compensation expense, compared with $14.2 million for fiscal 2005.

     In connection with the Company's IPO, Ray Dolby contributed to the Company all of his intellectual property rights related to the Company's business, which he had previously licensed to the Company in exchange for royalty payments. As a result of the contribution, the Company's royalty payments to Ray Dolby terminated in February 2005. Consequently, net income for fiscal 2006 did not include any royalty payments to Ray Dolby, while net income for fiscal 2005 reflected $11.1 million of royalty payments to Ray Dolby, net of taxes. Pro forma net income, which excludes these royalty payments, was $89.5 million, or $0.80 per diluted share, for the 2006 fiscal year, compared to $63.4 million, or $0.61 per diluted share, for fiscal 2005.

     In its third quarter fiscal 2006 report on Form 10-Q, Dolby disclosed that approximately $10 million in royalties were expected from two existing licensees and that the Company would not recognize this estimated revenue until resolution of certain contractual matters with the licensees. In the fourth quarter of fiscal 2006, the Company resolved the contractual matters with one of the licensees and recognized revenue of $6.7 million related to prior quarters.

     "We saw good growth for our core technologies in fiscal 2006, and we now go into fiscal 2007 focused on extending these technologies across additional markets, driving the adoption of newer Dolby technologies, and capitalizing on the Dolby brand, reputation, and business model to generate additional long-term growth opportunities," said Bill Jasper, President and Chief Executive Officer of Dolby.

     Guidance

     For fiscal 2007, revenue is currently expected to be $420 million to $450 million. Net income is expected to be $95 million to $105 million. Earnings per diluted share are expected to be $0.83 to $0.92. While under FAS 123R, stock-based compensation expense may vary based on factors such as stock price or volatility, Dolby currently expects stock-based compensation expense for the full year to be $20 million to $22 million.

     Pro Forma Information

     Prior to the Company's IPO in February of 2005, Ray Dolby retained ownership of the intellectual property he created related to the Company's business and licensed those rights to the Company in exchange for royalty payments. In connection with the Company's IPO, Ray Dolby contributed to the Company all of these intellectual property rights. The pro forma financial information included in this release gives effect to the asset contribution as though such transactions had been completed prior to the beginning of fiscal 2005. Specifically, the Company provides net income and earnings per diluted share excluding royalties paid to Ray Dolby. The Company believes these are important metrics as they represent profitability exclusive of the charges that have now been eliminated. The Company uses these metrics internally to measure its performance and believes these metrics may be meaningful for investors in analyzing the Company's results of operations. A reconciliation of the Company's actual results to these additional metrics is included in this release.

     The Company's Conference Call Information

     Members of Dolby management will lead a conference call open to all interested parties to discuss Dolby Laboratories' fourth quarter and fiscal 2006 financial results at 2:00 p.m. PT/5:00 p.m. ET, Thursday, November 9, 2006.

     Access to the teleconference will be available over the Internet from http://investor.dolby.com/medialist.cfm or by dialing 800-289-0493. International callers can access the conference call at 913-981-5510.

     A replay of the call will be available beginning at 5:00 p.m. PT on November 9, 2006 until 9 p.m. PT on November 16, 2006, at 888-203-1112 (international callers can access the replay by dialing 719-457-0820) and entering confirmation code 5722471. An archived version of the teleconference will also be available on Dolby Laboratories' website, www.dolby.com.

     Forward Looking Statements

     Certain statements in this press release, including statements relating to Dolby's expectations regarding revenue, net income, earnings per diluted share, and stock-based compensation expense for the fiscal year ending September 28, 2007 and Dolby's expectations concerning extending its technologies into additional markets and driving the adoption of newer Dolby(R) technologies, and the benefits, including long-term growth opportunities, that may be derived therefrom are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in DVD markets; pricing pressures; the development of the markets for PCs, broadcast, gaming, automotive, and AAC-based music device products that incorporate Dolby's technologies; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby's accuracy of calculation of royalties due to its licensors; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and Dolby's ability to successfully penetrate this market; and other risks detailed in Dolby's Securities and Exchange Commission filings and reports, including the risks identified under the section captioned "Risk Factors" in its Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

     About Dolby Laboratories

     Dolby Laboratories (NYSE:DLB) develops and delivers products and technologies that make the entertainment experience more realistic and immersive. For four decades, Dolby has been at the forefront of defining high-quality audio and surround sound in cinema, broadcast, home audio systems, cars, DVDs, headphones, games, televisions, and personal computers. Based in San Francisco with European headquarters in England, the Company has entertainment industry liaison offices in New York and Los Angeles, and licensing liaison offices in London, Shanghai, Beijing, Hong Kong, and Tokyo. For more information about Dolby Laboratories or Dolby technologies, please visit www.dolby.com.

     Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. S06/17683 DLB-F


                       DOLBY LABORATORIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS

                              Fiscal Quarter Ended  Fiscal Year Ended
                              -------------------- -------------------
                              September  September September September
                               30, 2005   29, 2006  30, 2005  29, 2006
                              ---------- --------- --------- ---------
                                            (unaudited)
                              (in thousands, except per share amounts)
Revenue:
  Licensing                    $ 58,615  $ 80,360  $246,298  $301,663
  Product sales                  15,241    14,839    60,021    65,413
  Production services             5,068     6,944    21,648    24,466
-------------------------------------------------- -------------------
    Total revenue                78,924   102,143   327,967   391,542
-------------------------------------------------- -------------------

Cost of revenue:
  Cost of licensing               5,191     7,101    40,558    26,887
  Cost of product sales (1)       8,143     8,733    31,181    38,487
  Cost of production services
   (1)                            2,037     2,755     8,479    10,668
-------------------------------------------------- -------------------
    Total cost of revenue        15,371    18,589    80,218    76,042
-------------------------------------------------- -------------------
Gross margin                     63,553    83,554   247,749   315,500
-------------------------------------------------- -------------------

  Selling, general and
   administrative (1)            33,316    40,567   135,155   154,165
  Research and development
   (1)                            7,618     9,964    30,532    35,377
  Gain on settlements                 -    (3,625)   (2,000)   (3,625)
-------------------------------------------------- -------------------
    Total operating expenses     40,934    46,906   163,687   185,917
-------------------------------------------------- -------------------
Operating income                 22,619    36,648    84,062   129,583
Other income, net                 4,056     4,741     7,156    17,054
-------------------------------------------------- -------------------
Income before provision for
 income taxes and controlling
 interest                        26,675    41,389    91,218   146,637
Provision for income taxes        9,255    15,917    37,330    55,833
-------------------------------------------------- -------------------
Income before controlling
 interest                        17,420    25,472    53,888    90,804
Controlling interest in net
 income                            (612)     (255)   (1,595)   (1,255)
-------------------------------------------------- -------------------
Net income                     $ 16,808  $ 25,217  $ 52,293  $ 89,549
================================================== ===================


Basic earnings per share       $   0.16  $   0.24  $   0.54  $   0.85
Diluted earnings per share     $   0.15  $   0.22  $   0.50  $   0.80
-------------------------------------------------- -------------------
Basic shares outstanding        103,655   106,964    96,969   105,688
Diluted shares outstanding      110,499   112,150   104,220   111,658
-------------------------------------------------- -------------------


(1) Stock-based compensation
 included in net income above
 was as follows:
  Cost of product sales        $     56  $    201  $    222  $    800
  Cost of production services        20       128       103       513
  Selling, general and
   administrative                 2,245     3,146    11,709    15,087
  Research and development          428       723     2,150     2,738
-------------------------------------------------- -------------------
    Total stock-based
     compensation              $  2,749  $  4,198  $ 14,184  $ 19,138
================================================== ===================


                       DOLBY LABORATORIES, INC.
                     CONSOLIDATED BALANCE SHEETS

                                                 September September
                                                  30, 2005   29, 2006
                                                 --------- -----------
                                                           (unaudited)
                                                    (in thousands)
                     ASSETS
Current assets:
  Cash and cash equivalents                      $372,403    $412,487
  Short-term investments                                -      73,212
  Restricted cash                                     205         210
  Accounts receivable, net                         25,221      23,550
  Inventories                                      11,722      11,104
  Income tax receivable                             8,021       8,956
  Deferred income taxes                            31,183      44,568
  Prepaid expenses and other current assets         5,433       6,130
----------------------------------------------------------------------
    Total current assets                          454,188     580,217

Property, plant and equipment, net                 76,462      76,995
Intangible assets, net                             17,184      14,954
Goodwill                                           23,865      23,188
Long-term investments                                   -      32,909
Long-term deferred income taxes                     6,781      11,100
Other assets                                        7,797       7,510
----------------------------------------------------------------------
    Total assets                                 $586,277    $746,873
======================================================================

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities       $ 65,126    $ 79,336
  Income taxes payable                              3,054      13,304
  Current portion of debt                           1,346       1,441
  Deferred revenue                                  3,268       6,358
----------------------------------------------------------------------
    Total current liabilities                      72,794     100,439

Long-term debt                                     12,124      10,893
Other non-current liabilities                      21,956      21,342
----------------------------------------------------------------------
    Total liabilities                             106,874     132,674

Controlling interest                               18,264      19,911
Stockholders' equity:
  Class A common stock                                 33          37
  Class B common stock                                 71          70
  Additional paid-in capital                      308,354     323,449
  Deferred stock-based compensation               (26,422)          -
  Retained earnings                               177,369     266,918
  Accumulated other comprehensive income            1,734       3,814
----------------------------------------------------------------------
    Total stockholders' equity                    461,139     594,288
----------------------------------------------------------------------
    Total liabilities and stockholders' equity   $586,277    $746,873
======================================================================


                       DOLBY LABORATORIES, INC.

     RECONCILIATION OF PRO FORMA NET INCOME TO ACTUAL NET INCOME


                                 Fiscal Quarter
                                      Ended         Fiscal Year Ended
-------------------------------------------------- -------------------
                               September September September September
                                30, 2005  29, 2006  30, 2005  29, 2006
                               --------- --------- --------- ---------
                                             (unaudited)
                                  (in thousands, except per share
                                               amounts)

Net income                     $ 16,808  $ 25,217  $ 52,293  $ 89,549
Add:
  Royalties payable to Ray
   Dolby (net of taxes)               -         -    11,123         -
-------------------------------------------------- -------------------
Pro forma net income           $ 16,808  $ 25,217  $ 63,416  $ 89,549
================================================== ===================

Basic shares outstanding        103,655   106,964    96,969   105,688
Diluted shares outstanding      110,499   112,150   104,220   111,658
-------------------------------------------------- -------------------

Basic net income per share     $   0.16  $   0.24  $   0.54  $   0.85
Diluted net income per share   $   0.15  $   0.22  $   0.50  $   0.80
-------------------------------------------------- -------------------

Basic pro forma net income per
 share                         $   0.16  $   0.24  $   0.65  $   0.85
Diluted pro forma net income
 per share                     $   0.15  $   0.22  $   0.61  $   0.80
-------------------------------------------------- -------------------


     CONTACT: Dolby Laboratories
              Alex Hughes, Investor Relations, 415-645-4572
              (Investors)
              investor@dolby.com
              Paula Dunn, Corporate Communications, 415-645-5000
              (Media)
              news@dolby.com